                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
[X]  Definitive Proxy Statement              Commission Only (as permitted by
[_]  Definitive Additional Materials         Rule 14a-6(e)(2))

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 BI Incorporated
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                BI INCORPORATED

                         ----------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         ----------------------------


                          TO BE HELD NOVEMBER 9, 1995

                               Boulder, Colorado


The Annual Meeting of Shareholders of BI Incorporated (the "Company") will be held at the Raintree Plaza Hotel, 1900 Diagonal Highway 119, Longmont, Colorado, at 10:00 a.m. local time, Thursday, November 9, 1995, for the following purposes:

1. To elect nine (9) directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified.

2.     To approve an amendment to the Company's 1991 Stock Option Plan.

3. To ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending June 30, 1996.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

       The minutes of the last annual shareholders' meeting and the shareholders' list of their share eligibility to vote at the 1995 annual meeting will be open to inspection by the shareholders at the Corporate office, 6400 Lookout Road, Boulder, Colorado 80301.

       Shareholders of record at the close of business on September 20, 1995, will be entitled to vote at the meeting, or any adjournment thereof.


                                         YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARING FOR THE MEETING.


                                         By Order of the Board of Directors


                                         Mckinley C. Edwards, Jr.
                                         Secretary

Dated:  October 2, 1995

                                BI INCORPORATED
                               6400 LOOKOUT ROAD
                           BOULDER, COLORADO  80301

                         ----------------------------

                                PROXY STATEMENT

                         ----------------------------


SOLICITATION, EXERCISE AND REVOCABILITY OF PROXY

        The enclosed proxy is solicited by the Board of Directors of BI Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held Thursday, November 9, 1995, or any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to the shareholders of the Company on or about October 2, 1995. The Company's principal executive offices are located at 6400 Lookout Road, Boulder, Colorado 80301, and its telephone number at those offices is (303) 530-2911.

        Proxies are revocable at any time before voted by written notice to the Company, grant of a subsequent proxy, or voting at the meeting in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to the solicitation (and not properly revoked before they are voted) will be voted (i) for the election of the nine nominees to the Board of Directors named elsewhere herein; (ii) for approval of an amendment to the 1991 Stock Option Plan; and (iii) for the ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company for the fiscal year ending June 30, 1996. In the event a shareholder specifies a different choice on his proxy, his shares will be voted in accordance with the specifications so made.


COST OF SOLICITATION

        The cost of the solicitation of proxies will be borne by the Company. The Company may reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.


VOTING

        Only shareholders of record at the close of business on September 20, 1995 will be entitled to vote at the meeting. On September 20, 1995, there were issued and outstanding 6,759,671 shares of Common Stock of the Company, entitled to one vote per share. Shareholders are not entitled to cumulate their votes in the election of Directors, which means that the holders of more than half the shares voting for the election of the Directors can elect all the Directors if they choose to do so. On all matters, a favorable vote consists of a simple majority of the votes represented at a meeting at which a quorum is present.

        The Board of Directors knows of no shareholder owning more than five percent (5%) of the outstanding voting securities of the Company, except for Dimensional Fund Advisors Inc., Wellington Management Company, and Scudder, Stevens & Clark, Inc.

ELECTION OF DIRECTORS

        The Board of Directors consists of eight incumbent members, and one nominee, all of whom are to be elected at the meeting to hold office until the next meeting of shareholders and until their successors are elected and qualified.

INFORMATION CONCERNING DIRECTORS

        William E. Coleman, Mckinley C. Edwards, Jr., David J. Hunter, Perry M. Johnson, Jeremy N. Kendall, George J. Pilmanis, Frank L. Randall, Jr., and Byam
K. Stevens, Jr. were elected by the shareholders at the last annual meeting, and have been nominated by the Board of Directors for re-election. Dean R. Pickerell has resigned from the Board effective March 20, 1995, and will not be standing for re-election. Beverly J. Haddon has been nominated by the Board of Directors to stand for election. The Proxies cannot vote a greater number of persons than the number of nominees named. All nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any nominee will be unavailable. In the event a nominee for directorship should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director. Information regarding nominees and directors is set forth below.

NOMINEES FOR ELECTION AS DIRECTORS

                                                           Age     Director
                                                           ---      Since
                                                                   --------

        WILLIAM E. COLEMAN is Chairman of Colorado         61        1984
Venture Management, Inc., a business consulting and venture capital firm, and has been President of Cogen Technology, Inc., developers of cogeneration projects, since August 1987. He is also a director of Hauser Chemical Research, Sievers Instruments, and
Sienna Imaging, Inc. Dr. Coleman has been Vice
Chairman of the Board since November 1992.

        MCKINLEY C. EDWARDS, JR. has been Executive        53        1990
Vice President of Operations since April 1985. He joined the Company in November 1983 as Manufacturing
Manager, was elected Vice President of Manufacturing in November 1984 and was elected as Treasurer and Secretary in June 1986.

        BEVERLY J. HADDON has been Chief Operating         53        1994
Officer of CRL Associates, a business consulting and government lobbying firm, since April 1993.
Prior to this date, over the past 28 years, she held various positions, her latest being Executive
Vice President, with United Banks of Colorado, currently called Norwest Banks.

        DAVID J. HUNTER joined the Company in June         50        1982
1981 and served as Operations Manager and Vice
President of Operations from January 1982 to July
1982, Vice President and Chief Operating Officer from July 1982 to April 1985, and as President and Chief Executive Officer from April 1985 to the present.

        PERRY M. JOHNSON has served as a Corrections       64        1994
Consultant since April 1988. He consults in the areas of prison overcrowding, implementation of house arrest and halfway house programs and development of offender classification systems. Since January 1982 he has been Adjunct Professor for the School of Criminal Justice at Michigan State University. Prior to April 1988 Mr. Johnson was Deputy Director, Bureau of Field Services; Director, Michigan Department of
Corrections; Warden, State Prison of Southern Michigan and Deputy Director, Bureau of Correctional Facilities.

        JEREMY N. KENDALL has been Chairman and            55        1981
Chief Executive Officer of Stake Technology, Ltd., a company which has developed a process for converting biomass into animal feed, chemicals and pulp, since June 1983. Mr. Kendall is also
Chairman of Justice Electronic Monitoring Systems,
Inc., an independent distributor of certain of the Company's products. He is director of Brigdon
Resources, Inc., Redauram Inc., and W. R. King LTD.
Mr. Kendall has been chairman of the Board since
November 1992.

        GEORGE J. PILMANIS is Chairman and President of    57        1981
Balriga International Corp, a company concerned with business development consulting in Eastern Europe and the Far East. From April 1989 to June 1994 Mr. Pilmanis was President and Chief Executive Officer of NOVATANK
Corporation, a manufacturer of fiberglass storage tanks.
Mr. Pilmanis was an employee of the Company between July 1987 and February 1989, most recently serving as Executive Vice President of Field Operations from April
1988 to February 1989. Mr. Pilmanis is a director of Hathaway Corp.

        FRANK L. RANDALL, JR. is a retired Vice-Chairman   77        1983
of North American Philips Corporation. Mr. Randall's career included 27 years in electronics and 23 years as a senior officer of North American Philips.
Mr. Randall is also a director of New England
Business Services, Inc., a supplier of business forms.
Mr. Randall was Chairman of the Board from December
1990 to November 1992.

        BYAM K. STEVENS, JR. has served as a security      65        1989
analyst and portfolio manager for the stock brokerage firm of H.G. Wellington & Co., Inc. since March 1986.
From January 1973 to that time, he served in the same capacities for Stillman, Maynard & Co. until the two firms merged.

DIRECTOR COMPENSATION

        On July 10, 1995, the Board of Directors voted to amend the 1991 Stock Option Plan in order to grant a non-qualified stock option for 4,500 shares to new board members, which vests twelve months from election, as an incentive to join the Company's Board of Directors. All current non-employee directors as of July 1, 1995 were granted this bonus option, subject to shareholder approval. These bonus options vest immediately for all directors except Mr. Johnson and Ms. Haddon whose options vest 50% immediately and 50% on July 1, 1996. Each non-employee director was granted, on July 1, 1995, an option pursuant to the 1991 Plan to purchase 4,500 shares of the Company's common stock at the closing price on the date prior to the grant date for service in fiscal 1995. Non-employee Directors received $750 for each Board of Directors meeting attended during the fiscal year. Non-employee directors who are members of the Audit, Nomination and Compensation Committees received $250 for each meeting attended during the fiscal year as stated below. Annually, beginning November 9, 1995, each reelected non-employee director will receive $5,000. In fiscal 1996 non-employee directors will be paid $1,000 for each Board meeting attended and $250 for each Committee meeting.

COMMITTEES, ATTENDANCE, NOMINATIONS

        The Company has standing Audit, Nomination and Compensation Committees. The Company's Audit Committee during fiscal 1995 was comprised of Messrs. Coleman, Johnson, Pilmanis and Hunter. This Committee recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system of internal controls. The Audit Committee met three times during fiscal year 1995. During fiscal 1995, the Compensation Committee consisted of Messrs. Stevens, Randall, Hunter (non-voting member), Kendall, and Ms. Haddon. This Committee approves salaries and other compensation arrangements for the executive officers of the Company. This Committee also approves option grants to eligible employees under the Company's stock option plans. The Compensation Committee met four times during fiscal 1995. The Nomination Committee consisting of Messrs. Coleman, Stevens, Hunter and Kendall did not meet in fiscal 1995. This committee was formed to develop the composition and participation guidelines of the Board of Directors. The Company's Board of Directors met four times during fiscal 1995. Each Director participated by personally attending during fiscal 1995 over 75% of both of the Board of Directors meetings and meetings of committees of which he or she was a member.

        Any shareholder who desires to propose a candidate for Board membership should send to the attention of the Secretary of the Company a signed letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate (see "Shareholder Proposals") and setting forth the complete business, professional and educational background of the proposed candidate.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 31, 1995 by (i) persons known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, (ii) by each director, (iii) by each named executive officer, and (iv) by all executive officers and directors as a group. A person is deemed to be a beneficial owner of Common Stock that can be acquired by such person within 60 days from August 31, 1995 upon the exercise of warrants or options.

                  Name                  Amount and nature of    Percent of Class
                                        beneficial ownership
--------------------------------------------------------------------------------
        Scudder, Stevens & Clark, Inc.
        345 Park Avenue
        New York, NY 10154                   382,200     (1)            5.7%

        Wellington Management Co.
        75 State Street
        Boston, MA 02109                     472,000     (1)            7.0%

        Dimensional Fund Advisors, Inc.
        1299 Ocean Avenue, 11th Floor
        Santa Monica, CA 90401               335,400     (1)            5.0%

        Jackie A. Chamberlin                 22,808      (2)             *

        William E. Coleman                   75,467      (3)            1.1%

        Mckinley C. Edwards, Jr.             99,840      (4)            1.5%

        Beverly J. Haddon                    7,750       (5)             *

        David J. Hunter                      170,242     (6)            2.5%

        Perry M. Johnson                     6,750       (7)             *

        Jeremy N. Kendall                    62,500      (8)             *

        George J. Pilmanis                   70,208      (9)            1.0%

        Frank L. Randall, Jr.                70,306     (10)            1.0%

        Byam K. Stevens, Jr.                 86,500     (11)            1.3%

        Richard L. Willmarth                 65,308     (12)             *

        All Officers and Directors
        as a Group (11 persons)             737,679     (13)           10.1%

-------------------------

*       Represents less than 1%

(1)     As of June 30, 1995.

(2) Includes options to purchase 16,691 shares, exercisable within sixty days.

 (3) Includes warrants/options owned by CVM Equity Fund I or Colorado Venture Management to purchase 62,500 shares, exercisable within sixty days, including 4,500 shares subject to shareholder approval on November 9, 1995, and 12,967 shares owned by CVM Equity Fund I and Colorado Venture Management. Dr. Coleman is Chairman of Colorado Venture Management, Inc., which is the general partner of CVM Equity Fund I.

 (4) Includes options to purchase 80,693 shares, exercisable within sixty days.

 (5) Includes options to purchase 6,750 shares, exercisable within sixty days, including 2,250 shares subject to shareholder approval on November 9, 1995.

 (6) Includes options to purchase 125,551 shares, exercisable within sixty days. Also includes 13,738 shares owned by Mr. Hunter's two sons, as to which shares Mr. Hunter disclaims beneficial ownership.

 (7) Includes options to purchase 6,750 shares, exercisable within sixty days, including 2,250 shares subject to shareholder approval on November 9, 1995.

 (8) Includes of options to purchase 62,500 shares, exercisable within sixty days, including 4,500 shares subject to shareholder approval on November 9, 1995.

 (9) Includes options to purchase 62,500 shares, exercisable within sixty days, including 4,500 shares subject to shareholder approval on November 9, 1995.

(10) Includes options to purchase 55,000 shares, exercisable within sixty days, including 4,500 shares subject to shareholder approval on November 9, 1995.

(11) Includes 24,000 shares owned by Mr. Stevens' relatives, as to which shares he disclaims beneficial ownership. Also includes options to purchase 62,500 shares, exercisable within sixty days, including 4,500 shares subject to shareholder approval on November 9, 1995.

(12) Includes options to purchase 41,408 shares, exercisable within sixty days.

(13) Includes options or warrants to purchase 582,843 shares, exercisable within sixty days, including 27,000 shares subject to shareholder approval on November 9, 1995.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Named Executive Officers, (Messrs. Hunter, Edwards, Willmarth and Ms. Chamberlin) have employment agreements with the Company. These agreements assure continuity of management in the event of any actual or threatened change in control as defined in these agreements. The Company agrees to continue the employ of the executive for one year from the effective date of the change in control. The executive will receive annual salary and benefits of not less than his current rate, and will be eligible to participate in bonus and other incentive compensation plans on the same basis he or she was participating before the change in control. If the executive is terminated as a result of the change in control (as defined in the agreement) he or she will receive salary and benefits as if he or she were an employee through the end of his or her employment contract period.


EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

With respect to fiscal 1995 executive compensation, the Compensation Committee (the "Committee") administered: the compensation for the corporate officers and Board of Directors, the Incentive Stock Option Plan, the 1991 Stock Option Plan, the Key Employee and Director Non-Qualified Stock Option Plan and the Employee Non-Qualified Stock Option Plan. The Committee also annually establishes and reviews the bonus program for corporate officers. The Committee's policy in administering these plans and programs is to provide a strong and direct link among shareholder value, company performance and executive compensation as well as to structure sound compensation programs that will attract and retain high quality people.

Officer Compensation Policy

As reported last year, the Committee retained the services of a professional executive compensation consultant to help establish the corporate officer compensation policy for fiscal 1995 and beyond. This consultant reviewed all aspects of the short- and long-term compensation of corporate officers. The Committee directed the consultant to research companies with characteristics similar to those of the Company. Such characteristics included size, stature, industry similarities, growth and investment patterns, earnings comparisons and various ratio analyses. Additionally, the Committee's policy is to assure that the officers are compensated annually at an average to similar positions at these other companies, and over the long term at an above average level to assure ample incentive for the growth and viability of the Company over time. The Board of Directors, after reviewing the recommendations of the consultant, have chosen to use the recommendations as a guideline when considering future corporate officer compensation matters.

The Committee's corporate officer compensation policy is founded on principles that guide the Company in establishing compensation programs at all levels of the organization. These compensation programs are designed to treat all employees fairly and to be cost-effective. To that end, all programs, including those for corporate officers, have the following characteristics:

 . Compensation is based on the level of job responsibility, the individual's level of performance, and Company performance. Corporate officers have a greater portion of their pay based on Company performance than do other management employees.

 . Compensation also takes into consideration the value of the job in the marketplace. To retain its highly skilled work force, the Company strives to remain competitive with the pay of employers of a similar stature who compete with the Company for talent.

 . Through its stock option and stock purchase plans, the Company offers the opportunity for equity ownership to all of its employees. In addition, the Company provides corporate officers and other key employees the opportunity to build more substantial equity ownership through the stock plans.

 . One change that the Company has made in establishing and reviewing corporate officer compensation is the timing of the compensation reviews. Such reviews are being done at the first Compensation Committee meeting after the end of each fiscal year rather than mid-year as has been done in the past. At these reviews both short- and long-term compensation matters will be considered based upon previous year-end results and the new plan for the future.

Fiscal 1995's revenue and net income were both at record levels, and were up 31.7% and 431% respectively over the revenue and net income levels of fiscal 1994. This was the result of several factors. The primary factor was a strategic shift that the management effected over the past two years from one-time product sales to recurring service sales. Recurring sales revenue accounted for nearly 60% of the Company's total revenue in fiscal 1995.

Because of this strong Company performance and management's success in implementing the shift in strategy, the Committee recommended and the Board approved cash bonuses for the four corporate officers, following the guidelines set forth in the Fiscal 1995 Officer Bonus Guideline established in August 1994.

Long-term incentive compensation in the form of stock options is an important element of the performance-based compensation of executive officers as well as other managers and employees within the Company. The grant of stock options continues the Company's long-standing practice of increasing management's equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value and serve as an incentive because the exercise price is equal to the fair market value on grant date; thus, executive officers will receive future gains from these options only to the extent the price of the Company's stock increases. Stock options, in addition to providing the Company's key employees an opportunity for increased equity ownership also create an incentive to remain with the Company for the long term.

Accordingly, in August 1994, the Committee recommended and the Board of Directors approved option grants to each of the corporate officers. These options were granted to provide additional incentive to the officers and were in line with the Committee's policy, stated above, relative to long term compensation. In July 1995 additional stock options were granted to each of the corporate officers in recognition of their respective contributions to the Company's success in fiscal 1995. In both grants, the Committee based its decision in part using the guidelines set forth by the compensation consultant. These grants were made pursuant to the Company's standard option compensation procedures.

The Committee also considered the Company's performance in fiscal 1995 as compared to the operating plan presented by management to the Board in August 1994. The Company exceeded both the revenue and net income targets of that plan. It was therefore the Committee's recommendation and the Board approved a bonus of stock options to each of the corporate officers as recognition of their success in exceeding the operating plan and as additional long-term incentive to extend the progress of the Company.

Chief Executive Officer Compensation

In August 1994, Mr. Hunter, the Company's President and Chief Executive Officer, received an Incentive Stock Option of 25,000 shares in line with the Compensation Policy discussed above.

In July 1995, Mr. Hunter, the Company's President and Chief Executive Officer, also received both an Incentive Stock Option of 25,000 shares and a bonused Incentive Stock Option of 25,000 shares. The level of the bonused Incentive Stock Option was determined by the Committee to be appropriate in view of the Company's performance above the operating plan as discussed above and was within the guideline set forth by the compensation consultant.

The Committee reviews all compensation matters relative to the CEO after the close of each fiscal year at June 30. At the first Compensation Committee meeting of fiscal 1995, the Committee recommended and the Board approved an annual salary of $150,000 for Mr. Hunter effective July 1, 1994. This salary level was $20,000 more than the prior year but $50,000 less than the guideline recommended by the compensation consultant.

In accordance with the Fiscal 1995 Officer Bonus Guideline, the Committee recommended and the Board approved a bonus of 50% of Mr. Hunter's fiscal 1995 annual salary to be paid after the completion of the independent audit of the fiscal 1995 financial statements.

The Committee will continue to review all aspects of Mr. Hunter's compensation annually in July to establish goals for the ensuing fiscal year against which his performance and adjustments in compensation will be evaluated.

        Compensation Committee

        Frank L. Randall, Jr., Chairman

        Beverly J. Haddon

        Jeremy N. Kendall

        Byam K. Stevens, Jr.

        David J. Hunter (non-voting member)

        The following table sets forth the compensation paid each of the last three fiscal years ended June 30, 1995, 1994 and 1993 to the Company's Chief Executive Officer and each Executive Officer who received compensation in excess of $100,000 (collectively, the "Named Executive Officers").

                                              SUMMARY COMPENSATION TABLE

                                     Annual Compensation                Long-term Compensation
                               ----------------------------      ------------------------------------
                                                                          Awards              Payouts
                                                                 -------------------------    -------
                                                                                Number of
                                                                 Restricted      Option
                                                                   Stock         Shares        LTIP*      All Other
Name and title                 Year     Salary       Bonus         Awards        Granted      Payouts   Compensation(a)
--------------                 ----   -----------    ------      ----------    -----------    -------   ---------------
David J. Hunter                1995   $149,968      $75,000          0          75,000           0          $4,332
Chief Executive Officer        1994    129,772       20,000          0         150,735(b)        0           1,349
                               1993    124,024       29,494          0          80,735           0           1,155

Mckinley C. Edwards, Jr.       1995   $134,439      $54,000          0          37,500           0          $3,866
Executive Vice President,      1994    110,000       10,000          0          83,424(b)        0           1,170
Operations                     1993    109,862       20,000          0          23,424           0             997

Richard L. Willmarth           1995   $124,960(c)   $25,000          0          32,500           0          $1,344
Executive Vice President,      1994    155,672(c)     5,000          0          57,908(b)        0           1,312
Field Operations               1993    172,838(c)         0          0           6,000           0           1,554

Jackie A. Chamberlin(d)        1995   $ 89,663      $27,000          0          22,500           0          $1,797
Vice President, Finance        1994     70,500        5,000          0          41,755(b)        0             692
Chief Financial Officer

* Long-term Incentive Plan


(a) Represents the matching contribution made pursuant to the Company's retirement savings plan as follows: Mr. Hunter $1,477; Mr. Edwards $1,296; Mr. Willmarth $1,344 and Ms. Chamberlin $849. In addition, the Company has a policy to pay employees annually for earned but unused vacation hours up to 40 hours. Other compensation includes $2,855 for Mr. Hunter; $2,570 for Mr. Edwards and $948 for Ms. Chamberlin.

(b) These figures include previously granted options which the Board of Directors repriced on April 18, 1994. All of Mr. Hunter's and Mr. Edwards' shares underlying options listed for fiscal 1994 were the result of repricing; 47,908 of Mr. Willmarth's shares underlying options for fiscal 1994 were the result of repricing; and 30,755 of Ms. Chamberlin's shares underlying options for fiscal 1994 were the result of repricing. In addition, the termination date of options listed above to purchase 40,000, 35,000 and 10,000 held by Messrs. Hunter, Edwards and Willmarth, respectively, was extended from January 1995 to January 1997. No other amendments were made to the options, so the vesting schedules and termination dates, as to the balance of repriced options, remain unchanged.

(c) Mr. Willmarth accrues commissions on the Company's total revenue at the time of sale. Commissions are earned and paid to Mr. Willmarth at the time the Company receives payment. The table includes commissions of:
        $14,767 earned and paid in fiscal 1995 for commissions accrued in fiscal 1994; $16,288 earned and paid in fiscal 1994 for commissions accrued in fiscal 1993; and $21,778 earned and paid in fiscal 1993 for commissions accrued in fiscal 1992. At June 30, 1995 Mr. Willmarth had accrued, unpaid commissions of $8,720.

(d)     Ms. Chamberlin became an executive officer in November 1993.


STOCK OPTION GRANTS

        The following table shows the stock options granted to the Named Executive Officers during 1995 and the potential realizable value of those grants (on a pre-tax basis) determined in accordance with SEC rules. The information in this table shows how much the Named Executive Officers may eventually realize in future dollars if the stock gains 5% or 10% in value per year, compounded over the life of the options. These amounts represent assumed rates of appreciation, and are not intended to forecast future appreciation of the Company's Common Stock.

        The options described in this table have exercise prices equal to the fair market value of a share of Common Stock on the date they were granted.

                     OPTION SHARES GRANTED IN FISCAL 1995

                                                 Individual Grants
                              -------------------------------------------------------      Potential Realizable
                                              % of Total                                     Value at Assumed
                              Number of      Option Shares                                 Annual Rates of Stock
                               Option          Granted to      Exercise                    Price Appreciation(b)
                               Shares         Employees in     Price Per   Expiration      ---------------------
Name                          Granted(a)       Fiscal Year       Share       Date              5%         10%
------------------------     -----------    --------------    ----------   ----------      ---------------------
David J. Hunter                25,000            20.2%          $4.19       8/11/01         $ 42,644    $ 99,378
                               50,000(c)                         6.50        7/9/02          132,310     308,335

Mckinley C. Edwards, Jr.       12,500            10.1%          $4.19       8/11/01         $ 21,323    $ 49,689
                               25,000(c)                         6.50        7/9/02           66,155     154,168

Richard L. Willmarth           10,000             8.8%          $4.19       8/11/01         $ 17,058    $ 39,751
                               22,500(c)                         6.50        7/9/02           59,540     138,751

Jackie A. Chamberlin            5,000             6.1%          $4.19       8/11/01         $  8,529    $ 19,876
                               17,500(c)                         6.50        7/9/02           46,309     107,917


(a) Options vest over a four-year period, with one-fourth vesting one year after the grant date and an additional one-fourth vesting every year thereafter. In the event of termination on account of death or disability, the options which are capable of vesting during the vesting period in which death or disability occurs will vest.

(b)    Calculated over a seven-year period, representing the life of the option.

(c)    Granted July 10, 1995, for fiscal 1995 performance.

STOCK OPTION EXERCISES AND OPTION VALUES

        The following table shows information concerning the exercise of stock options by each of the Named Executive Officers during fiscal 1995, and the value of all remaining unexercised options at June 30, 1995, on a pre-tax basis.

AGGREGATE OPTION SHARES EXERCISED IN FISCAL 1995 AND JUNE 30, 1995 OPTION VALUES


                                                           Number of Unexercised           Value of Unexercised, In-the-
                             Shares                          Options at 6/30/95             Money Options at 6/30/95(b)
                           Acquired on     Net Value    ------------------------------     -----------------------------
Name                        Exercise      Realized(a)   Exercisable   Unexercisable(c)     Exercisable     Unexercisable
----                       -----------    -----------   -----------   ----------------     -----------     -------------
David J. Hunter                     0            $0       105,367        120,368            $157,524          $135,013

Mckinley C. Edwards, Jr.        2,500         3,112        69,212         49,212             103,472            51,103

Richard L. Willmarth                0             0        47,408         43,000              72,450            47,610

Jackie A. Chamberlin           10,000        11,569        12,627         41,628              20,610            48,169

(a) The net value realized on exercise of stock options is calculated by subtracting the exercise price from the market value of the Company's common stock as of the exercise date.

(b) The value of unexercised in-the-money options is equal to the market value of the common stock at June 30, 1995 ($6.63 per share) less the per share option price, multiplied by the number of exercisable or unexercisable options.

(c)   Includes options granted on July 10, 1995, for fiscal 1995 performance.

STOCK OPTION REPRICING

        The following table shows information concerning the repricing of options for each executive officer of the Company for the ten year period July 1, 1985 to June 30, 1995.


                                                 TEN-YEAR OPTION/SAR REPRICINGS
--------------------------------------------------------------------------------------------------------------------------------
(a)                         (b)        (c)              (d)                  (e)             (f)       (g)
                                       Number of        Market Price of      Exercise Price            Length of Original Option
                                       Options/SARs     Stock at Time of     At Time of      New       Term Remaining at Date
                                       Repriced or      Repricing or         Repricing or    Exercise  of Repricing
                                       Amended          Amendment            Amendment       Price     or Amendment (in
Name                        Date       (#)              ($)                  ($)             ($)       months)
--------------------------------------------------------------------------------------------------------------------------------
David J. Hunter              4/18/94      40,000              $4.88               $5.875      $5.13           9(1)
Chief Executive Officer      4/18/94      10,000               4.88                 7.50       5.13          20
                             4/18/94      20,000               4.88                7.375       5.13          57
                             4/18/94      52,455               4.88                7.625       5.13          63
                             4/18/94      28,280               4.88                7.625       5.13          63

                             1/28/92      10,000               7.50                10.75       7.50          47

                            10/20/87      15,000              3.563                5.625      3.563          54
  ------------------------------------------------------------------------------------------------------------------------------
  Richard L. Willmarth       4/18/94      10,000               4.88                5.875       5.13           9(1)
  Executive Vice President,  4/18/94      10,000               4.88                 7.50       5.13          15
  Field Operations           4/18/94      11,908               4.88                 7.00       5.13          27
                             4/18/94      10,000               4.88                7.375       5.13          57
                             4/18/94       6,000               4.88                7.625       5.13          63

                             1/28/92      10,000               7.50               12.938       7.50          42
--------------------------------------------------------------------------------------------------------------------------------
Mckinley C. Edwards, Jr.     4/18/94      35,000               4.88                5.875       5.13           9(1)
Executive Vice President,    4/18/94      10,000               4.88                 7.50       5.13          20
Operations                   4/18/94      15,000               4.88                7.375       5.13          57
                             4/18/94      23,424               4.88                7.625       5.13          63

                             1/28/92      10,000               7.50                10.75       7.50          47

                            10/20/87      10,000              3.563                5.625      3.563          54
--------------------------------------------------------------------------------------------------------------------------------
Jackie A. Chamberlin         4/18/94      10,000              $4.88                $7.50      $5.13          12
Chief Financial Officer      4/18/94       2,500               4.88                 7.00       5.13          27
Vice President Finance       4/18/94       7,000               4.88                 8.25       5.13          55
                             4/18/94      11,255               4.88                7.625       5.13          63

                             1/28/92      10,000               7.50               9.9375       7.50          39

                            10/20/87       1,268              3.563                 4.93      3.563          59
                            10/20/87       6,499              3.563                 4.93      3.563          59
--------------------------------------------------------------------------------------------------------------------------------
John K. Fulda, Jr.(2)        4/18/94       2,000               4.88                 7.50       5.13          12
Vice President Monitoring    4/18/94       5,000               4.88                 7.50       5.13          12
                             4/18/94      10,000               4.88                 7.50       5.13          20
                             4/18/94       5,777               4.88                7.625       5.13          63

                             1/28/92       2,000               7.50                10.75       7.50          39
                             1/28/92       5,000               7.50                10.75       7.50          39
                             1/28/92      10,000               7.50                10.75       7.50          47
--------------------------------------------------------------------------------------------------------------------------------

(1) While this reflects the length of the original option term remaining at the
                                          --------
    date of repricing, the actual length of the option term remaining is now 33 months, because the termination date for these options was extended from January 1995 to January 1997 at the time they were repriced.

(2) Mr. Fulda left the Company on August 12, 1994.

Compensation Committee: Frank L. Randall, Jr., Chairman, Beverly J. Haddon, Byam
K. Stevens, Jr., Jeremy Kendall, David J. Hunter (non-voting member).


        RELATED PARTY TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                As of June 30, 1995, the Company owned approximately 16% of the stock of JurisMonitor ("Juris"), an entity where certain directors of the Company are also investors. As of June 30, 1995, Juris owed the Company approximately $60,000. Subsequent to year end the Company signed a letter of intent to acquire the assets of Juris for $25,000 plus non-guaranteed royalties on future revenues up to $275,000.

                During fiscal 1995 the Company sold home arrest equipment and services to JEMTEC, Inc. in the amount of $160,000. Mr. Kendall, the Chairman of the Company, is Chairman of JEMTEC, Inc..

                Mr. Hunter, the Company's CEO, served as a non-voting member of the Company's compensation committee during fiscal 1995, but did not participate in discussions involving his compensation.


        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

                To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended June 30, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report of one transaction was filed late by Mr. Kendall.


        CORPORATE PERFORMANCE GRAPH

                The following performance graph compares the yearly percentage change in the cumulative total shareholder return on the Company's common stock with CRSP (Center for Research in Security Prices) Total Return Index for the Nasdaq Stock Market (U.S. companies) and the CRSP Total Return Index for Nasdaq Stocks for a selected peer group of seven companies whose information and identification products include radio frequency identification technology and personal response services for the preceding five year period. This graph includes the same peer group reported in the Company's fiscal 1994 proxy statement.

                               PERFORMANCE GRAPH

The following indexed graph indicates the Company's total return to its stockholders from June 29, 1990 to June 30, 1995 as compared to total return for the Nasdaq Stock Market (U.S. companies) Index and a self-determined Peer Group Index selected by the Company, assuming a common starting point of $100 and that all dividends were reinvested. The information contained in this graph is not necessarily indicative of future Comapny performance.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
     AMONG BI INCORPORATED, THE NASDAQ STOCK MARKET (U.S. COMPANIES) INDEX
                              AND A PEER GROUP**

                       [PERFORMANCE GRAPH APPEARS HERE]















Measurement Period
(Fiscal Year Covered)      BI Incorporated   Nasdaq Index   Peer Group
---------------------      ---------------   ------------   ----------
Measurement Pt-6/29/90         $100.00         $100.00        $100.00
FYE 1991                       $ 57.14         $105.89        $ 80.67
FYE 1992                       $ 52.94         $127.20        $ 87.99
FYE 1993                       $ 55.46         $159.97        $110.45
FYE 1994                       $ 31.93         $161.56        $ 83.75
FYE 1995                       $ 44.54         $215.36        $ 95.21


        * Total return includes reinvestment of dividends (if applicable). Dates are for fiscal years ending on June 30 in each of the years indicated.

** Self-determined peer group consists of seven companies which are as follows:
American Medical Alert Corp, Checkpoint Systems, Inc., Digital Products Corp, Respond USA, Inc., Amtech Corp, Destron Fearing Corp and Lifeline Systems, Inc. Five of these companies have a standard industrial classification code of 366 to
369. Two companies provide personal emergency response monitoring. Digital Products Corp is the only company competing directly in the same market with the Company.

PROPOSALS FOR VOTING


PROPOSAL ONE: ELECTION OF DIRECTORS

        The Board of Directors recommends that the shareholders vote FOR the election of the nine directors, as discussed under "Election of Directors."


PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE 1991 STOCK OPTION PLAN

DESCRIPTION OF AMENDMENT

        The Board of Directors has approved an amendment to the Company's 1991 Stock Option Plan (the "Plan"). The amendment provides for the automatic grant of an option to purchase 4,500 shares of Common Stock to each non-employee director upon the initial election of such director to the board of directors or, in the case of current non-employee directors, upon the date the amendment was adopted by the Board. Pursuant to this amendment, options to purchase an aggregate of 31,500 shares were granted to the seven non-employee directors. Assuming annual rates of stock price appreciation during the option term of five percent and ten percent, these options had potential realizable values on the date of grant of $84,956 and $197,987, respectively.

DESCRIPTION OF THE PLAN.

        General. The Plan was adopted by the Board of Directors on July 29, 1991
        -------
and approved by the shareholders on November 7, 1991 for the purpose of providing employees and those associated with the Company as consultants and directors with the opportunity to participate in the Company's growth through the purchase of the Company's Common Stock and to provide increased incentive to promote the interests of the Company.

        Administration of the Plan. The Plan is administered by a committee of
        --------------------------
at least two members of the Board of Directors who meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 relating to "disinterested" administrators of a stock plan (the "Board"). The Board may from time to time adopt such rules and regulations as it deems advisable for the administration of the Plan, and may alter, amend or rescind any such rules and regulations in its discretion. The Board has the power to interpret, amend or discontinue the Plan.

        Participation. On June 30, 1995, approximately 240 employees and
        -------------
directors of the Company were eligible to participate in the Plan, 100 employees were participating in the Plan, and options to purchase 488,280 shares of common stock were outstanding under the Plan at exercise prices ranging from $4.19 to $7.38 per share, pursuant to options expiring from December 22, 1998 to April 24, 2002. During fiscal year 1995, 7,512 options were exercised.

        Grant of Options. Options may be granted under the Plan for a total of
        ----------------
1,050,000 shares of Common Stock. The Board determines the terms of options granted under the Plan, including the type of option (which can be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options), the exercise price, the number of shares subject to the option, and the exercisability thereof. The Board also determines, at the time of grant, the period during which the option will be exercisable.

        Grant of Options to Directors. Under the Plan non-employee directors of
        -----------------------------
the Company receive stock options on a nondiscretionary basis. The Plan provides for an automatic grant of an option to purchase 4,500 shares of Common Stock

(subject to adjustment for directors not serving on the Board for the entire fiscal year then ended) to each non-employee director on the first day of the Company's fiscal year, which options are immediately exercisable. Under the proposed amendment, non-employee directors also receive an automatic, one-time grant of an option to purchase 4,500 shares of Common Stock upon their initial election to the Board of Directors which vests over twelve months or, in the case of current non-employee directors, upon the date the amendment was adopted by the Board. Upon the termination of a director's status, options exercisable on the date of termination remain exercisable until otherwise terminated by their terms. Each such option granted under the Plan expires ten years from the date of grant. The option exercise price must be equal to 100% of the fair market value of the Common Stock on the date prior to the date of grant of the option. Options granted to non-employee directors under the Plan will be treated as non-qualified stock options under the Code. The Plan is currently administered by the Compensation Committee.

        Terms and Conditions of Options. The Board may impose on an option any
        -------------------------------
additional terms and conditions which it deems advisable and which are not inconsistent with the Plan. The exercise price of any option granted under the Plan must not be less than 100% of the fair market value of a share of Common Stock as of the date prior to the date of grant, except that as to an optionee who at the time an incentive stock option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of such incentive stock option must be at least equal to 110% of the fair market value of the shares as of the date prior to the date of the grant. In addition, no incentive stock option can be granted to any employee where the aggregate fair market value of the shares (determined at the date of such option grant) for which such incentive stock options are exercisable for the first time in any calendar year exceeds $100,000. Except with respect to options granted to non-employee directors, unless otherwise provided by the Board of Directors, options granted under the Plan mature and become exercisable 25% at the end of the first year from the grant date and 25% at the end of each six month period thereafter. In connection with a merger, sale of all of the Company's assets, or other transaction which results in the replacement of the Company's Common Stock with the stock of another corporation, the Board may terminate stock options, accelerate the exercise date of stock options, or provide for the assumption or replacement of stock options with comparable options of such other corporation. No option granted under the Plan is transferable by the optionee other than by will or the laws of descent and distribution and each option is exercisable, during the lifetime of optionee, only by such optionee.

        Exercise of Options. An optionee may exercise less than all of the
        -------------------
matured portion of an option, in which case such unexercised, matured portion shall continue to remain exercisable, subject to the terms of the Plan, until the option terminates.

        Each option granted under the Plan terminates (i) the number of years after the date of grant as is designated by the Board, or (ii) three months following the termination, for any reason other than death or disability, of the employment by the Company, or by its parent or subsidiary, of an employee (but not consultants) to whom the option is granted, or (iii) one year following the termination, on account of death or disability, of the employment by the Company or by its parent or subsidiary, of the employee or consultant to whom the option is granted (in which case the employee will be deemed to have completed the full vesting period during which such employee died or becomes disabled). The Board of Directors may provide, at the time of grant, that the termination date for a non-qualified stock option to an employee or consultant could be as long as twenty (20) years from the grant date, and the termination date for an incentive stock option could be as long as ten (10) years from the grant date. As described above, options granted to non-employee directors terminate ten (10) years from the grant date.

        The option holder may, at the Company's discretion, pay the purchase price in whole or in part by transferring to the Company shares of the Company's Common Stock held by the optionee for at least 6 months prior to the exercise date which are equal in fair market value to all or part of the shares being purchased. The Company may in its discretion allow the optionee to elect either to deliver shares of Common Stock already owned by the optionee or to have the Company withhold shares exercised in payment of any withholding taxes due upon exercise of the option.


FEDERAL INCOME TAX CONSEQUENCES.

        Incentive Stock Options. The Company anticipates that all options
        -----------------------
granted under the Plan and treated by the Company as "incentive stock options," that is, a stock option described in Section 422 of the Code, will have the following anticipated (but not guaranteed) federal income tax consequences, among others:

        a.  The optionee will recognize no income at the time of grant.

        b. Upon exercise of the incentive stock option, no income will result to any party.

        c.  If there is no disposition of the shares until a date that is both
            (i) two years from the grant of an stock incentive option and (ii) one year from its exercise, no amount will be ordinary income and, upon disposition in a taxable transaction, the employee will receive long-term capital gain or loss treatment equal to the difference between his amount realized and the option price. Any gain realized upon a disposition other than as set forth above may result in ordinary income tax treatment to the optionee.

        d. In the event of the tax treatment to the employee described in (c) above, the Company receives no deduction in connection with the transaction.

        e. Certain optionees may incur alternative minimum tax treatment under the Code upon exercise of an incentive stock option.

        Non-qualified Stock Options. The Company anticipates that all non-
        ---------------------------
qualified stock options granted under the Plan will have the following anticipated (but not guaranteed) federal income tax consequences, among others:

        a.  The optionee will recognize no income at the time of grant.

        b. Upon exercise of the non-qualified stock option, the individual to whom the option is granted should be deemed to receive ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the acquired shares at such time over the option price for such shares.

        c. If the shares acquired upon the exercise of a non-qualified stock option are disposed of in a taxable transaction, the individual disposing of such shares will have a realized and recognized capital gain or loss equal to the difference, if any, between the amount realized and the adjusted basis of such shares to him. Such gain or loss will be long-term or short-term depending on whether such shares are held for longer than six months (one year for stock acquired prior to June 23, 1984), or not. The adjusted basis usually (but not always) will include the option price plus any ordinary income described in (b) with respect to such shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1991 STOCK OPTION PLAN.

PROPOSAL THREE: APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board of Directors recommends that the shareholders ratify the appointment of Price Waterhouse LLP, independent accountants, to audit the financial statements of the company for the fiscal year ending June 30, 1996. Price Waterhouse LLP has been the Company's independent accountant for over ten years. A representative of Price Waterhouse LLP will be present at the annual meeting and will have an opportunity to make a statement if he so desires. This individual will also be available to respond to appropriate questions. An adverse vote will be considered as a direction to the Board of Directors to select other independent accountants for the fiscal year ending June 30, 1997.


OTHER MATTERS

        The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting other than those described above. However, if any other matters properly come before the meeting it is intended that the person named in the enclosed proxy will vote on such matters in accordance with his or her best judgment.


SHAREHOLDER PROPOSALS

        Proposals of shareholders intended to be presented at the 1996 Annual Meeting must be received by the Company, attention of the Secretary, 6400 Lookout Road, Boulder, Colorado 80301 by June 3, 1996, and must be made in compliance with federal securities laws.


ANNUAL REPORT - FINANCIAL STATEMENTS

        A copy of the Annual Report to Shareholders, including financial statements for each of the three years in the period ended June 30, 1995, is being mailed to all shareholders herewith. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                By Order of the Board of Directors


                                Mckinley C. Edwards, Jr.
                                Secretary
Dated:  October 2, 1995

                       PROXY SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF BI INCORPORATED

                    FOR ANNUAL MEETING ON NOVEMBER 9, 1995


        The undersigned hereby appoints David J. Hunter and Mckinley C.
Edwards, Jr., or either of them, attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of capital stock of BI Incorporated (the "Company") held of record by the undersigned on September 20, 1995, at the Annual Meeting of Stockholders of BI Incorporated to be held at the Raintree Plaza Hotel, 1900 Diagonal Highway 119, Longmont, Colorado on Thursday, November 9, 1995, 10:00 a.m., M.S.T., and at any adjournment thereof. The undersigned hereby revokes any proxy or proxies heretofore given in respect to the same shares of stock.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BELOW BY THE UNDERSIGNED WITH RESPECT TO PROPOSALS 1, 2 AND 3. IF NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR SUCH PROPOSALS AND SUCH SHARES WILL BE VOTED IN EITHER OR BOTH OF THE PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

       TO ENSURE A QUORUM, YOU ARE URGED TO DATE AND SIGN THIS PROXY ON THE LINE BELOW AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

       THE DIRECTORS RECOMMEND A VOTE FOR THESE THREE PROPOSALS:

       1.      Election of Directors.

                  FOR (except as             WITHHOLD AUTHORITY to vote for
               ---    (listed below)      ---   all nominees listed below


               Nominees:    William E. Coleman, Mckinley C. Edwards, Jr.,
                            Beverly J. Haddon, David J. Hunter, Jeremy N.
                            Kendall, George J. Pilmanis, Frank L. Randall, Jr.,
                            Byam K. Stevens, Jr. and Perry M. Johnson

               If you desire to withhold authority to vote for any individual nominee, please write the nominee's name on the space provided:


               --------------------------------------------

        2.     Approval for an amendment to the Company's 1991 Stock Option
               Plan.

                  FOR         AGAINST         ABSTAIN
               ---         ---             ---

        3.     Ratification of Price Waterhouse LLP as independent accountants.

                  FOR         AGAINST         ABSTAIN
               ---         ---             ---


               In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment hereof.

                                    Dated:                      , 19
                                          ----------------------    --


                                    ----------------------------------
                                    Signature


                                    ----------------------------------
                                    Signature if held jointly

                                    Please sign exactly as name appears hereon.
                                    When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.